UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2006

AVALON PHARMACEUTICALS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32629	52-2209310
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20358 Seneca Meadows Parkway, Germantown, Maryland		20876
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-556-9900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective August 1, 2006, J. Michael Hamilton, M.D. became the Chief Medical Officer of Avalon Pharmaceuticals, Inc. (the "Company"). Pursuant to an offer letter with Dr. Hamilton, Dr. Hamilton is entitled to receive an annual base salary of $280,000 and is eligible for an annual target bonus of up to 35% of his base salary based on the achievement of corporate and individual objectives. The offer letter also provides for a sign-on bonus in the amount of $15,000 and a grant of stock options to purchase 60,000 shares of the Company's common stock at an exercise price equal to the fair market value on the grant date, with these options vesting over a five year period. In addition, the offer letter provides that beginning 90 days after the commencement of Dr. Hamilton's employment, if Dr. Hamilton is terminated by the Company without "Cause" or terminates his employment for "Good Reason," he will be entitled to receive his bi-weekly salary and health insurance benefits for a period of six months thereafter. Good Reason includes termination by Dr. Hamilton of his employment within 18 months of a change in control of the Company.

The above summary of the offer letter does not purport to be complete and is qualified in its entirety by reference to Dr. Hamilton's offer letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 - Offer letter between Avalon Pharmaceuticals, Inc. and J. Michael Hamilton, dated April 20, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON PHARMACEUTICALS, INC.

August 2, 2006	By:	/s/ Thomas G. David, Esq.

Name: Thomas G. David, Esq.
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Offer letter between Avalon Pharmaceuticals, Inc. and J. Michael Hamilton, dated April 20, 2006.